Exhibit 2.2

FIRST AMENDMENT TO
CONTRIBUTION AGREEMENT
THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is hereby made and entered into effective as of the 10th day of March, 2017 (“Effective Date”), by and among Double Eagle Energy Permian Operating LLC, a Delaware limited liability company (“Contributor”), Double Eagle Energy Permian LLC, a Delaware limited liability company (“DEEP”), Double Eagle Energy Permian Member LLC, a Delaware limited liability company (“Member LLC” and, together with DEEP, the “Contributor Parent” and, together with DEEP and Contributor, the “Contributor Parties”), Parsley Energy, LLC, a Delaware limited liability company (“Acquiror”), Parsley Energy, Inc., a Delaware corporation (“Acquiror Parent” and, together with Acquiror, the “Acquiror Parties”), and, solely for the purposes of Section 12.17 of the Contribution Agreement (as hereinafter defined and as amended by this Amendment, Double Eagle Energy HoldCo LLC, a Delaware limited liability company (the “Contributor Representative”). Each of the Contributor Parties, the Acquiror Parties and, after giving effect to the penultimate sentence of Section 12.17(a) of the Contribution Agreement, the Contributor Representative are referred to herein individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, Contributor Parties, the Acquiror Parties and the Contributor Representative entered into that certain Contribution Agreement dated February 7, 2017 (as amended hereby, the “Contribution Agreement”); and
WHEREAS, the Parties desire to amend the Contribution Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
AGREEMENTS
1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Contribution Agreement.
2.Amendments. The Contribution Agreement is hereby amended as follows:

a.	Schedule 6.13 of the Contribution Agreement is hereby amended as set forth on Schedule 1 to this Amendment.

b.	The Contribution Agreement is hereby amended by inserting, as Exhibit A-5 thereto, the Exhibit A-5 attached to this Amendment.

c.	The Contribution Agreement is hereby amended by inserting, as Exhibit A-6 thereto, the Exhibit A-6 attached to this Amendment.

d.	The Contribution Agreement is hereby amended by inserting, as Exhibit A-7 thereto, the Exhibit A-7 attached to this Amendment.

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

3.Ratification of the Contribution Agreement. This Amendment shall constitute an amendment to the Contribution Agreement in accordance with the terms of Section 12.10 of the Contribution Agreement, and all of the provisions of the Contribution Agreement (as amended hereby) shall remain in full force and effect.
4.Governing Law. This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.
5.Severability. If any provision of this Amendment, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Amendment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Amendment, as the case may be, and the validity, legality and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.
6.Entire Agreement. This Amendment and the Exhibits and Schedules attached hereto, all of which are incorporated herein and made a part of this Amendment, constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
7.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.
8.Expenses, Fees and Taxes. Each of the Parties shall pay its own fees and expenses incident to the negotiation and preparation of this Amendment.
[Remainder of Page Left Intentionally Blank; Signature Page Follows.]

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

IN WITNESS WHEREOF, this Amendment has been executed by each of the Parties, effective as of the Effective Date.

CONTRIBUTOR:

DOUBLE EAGLE ENERGY PERMIAN
OPERATING LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-CEO

CONTRIBUTOR PARENT:

DOUBLE EAGLE ENERGY PERMIAN LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-CEO

DOUBLE EAGLE ENERGY PERMIAN MEMBER
LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-CEO

CONTRIBUTOR REPRESENTATIVE:

DOUBLE EAGLE ENERGY HOLDCO LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-CEO

SIGNATURE PAGE
FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

ACQUIROR:

PARSLEY ENERGY, LLC

By: Parsley Energy, Inc., its managing member

By:	/s/ Bryan Sheffield
Name:	Bryan Sheffield
Title:	Chief Executive Officer

ACQUIROR PARENT:

PARSLEY ENERGY, INC

By:	/s/ Bryan Sheffield
Name:	Bryan Sheffield
Title:	Chief Executive Officer

SIGNATURE PAGE
FIRST AMENDMENT TO CONTRIBUTION AGREEMENT